                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



                                FORM 8-K


          [X] CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934




     Date of Report (Date of earliest event reported) September 27, 2000



                            LINC CAPITAL, INC.
             (Exact name of registrant as specified in its charter)



                        Commission File Number: 000-23309


             Delaware                       06-0850149
 (State or other jurisdiction of         (I.R.S. Employer
  incorporation or organization)         Identification No.)


                              303 East Wacker Drive
                             Chicago, Illinois 60601
               (Address of principal executive offices)(Zip Code)



                                 (312) 946-1000
              (Registrant's telephone number, including area code)

Item 5.   Other Events.

On October 16, 2000, the company issued a press release announcing that it has signed a forbearance agreement with its revolving credit facility lenders.

The Company also announced that it recently completed sales of approximately $24 million of its owned and securitized lease portfolio. The proceeds of these sales were used to reduce indebtedness under the company's revolving credit facility and reduce the balance of the company's commercial paper securitization facility. The indebtedness under the revolving credit facility has been reduced to $76 million from $101 million on March 31, 2000. The outstanding balance of the commercial paper securitization facility has been reduced to approximately $122 million from $178 million at March 31, 2000.

In addition, the company announced that is has entered into a non-binding letter of intent to sell its analytical instrument rental and distribution business.
The sale is subject to the completion of due diligence and financing arrangements as well as execution of definitive binding agreements. The company also reported that it has ceased operations at its North Carolina-based LINC Internet Finance + Equipment division, but will continue to collect the receivables associated with this business unit.

The full text of the press release and the forbearance ("standstill") agreement are Exhibits to this filing.



Item 7    Financial Statements and Exhibits.

          (c) Exhibits. The following exhibits are being filed with this report:

                        10.15    Standstill Agreement

                         99.3    Press Release dated October 16, 2000





        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               LINC CAPITAL, INC.
Dated: October 16, 2000

                                             By: /s/ Allen P. Palles
                                                 -------------------
                                             Allen P. Palles
                                             Executive Vice President and
                                             Chief Financial Officer
                                             (Principal  Financial Officer)

                                  Exhibit Index


     The following exhibits are filed as part of this report:


Exhibit No.      Item

10.15            Standstill Agreement

99.3             Press Release dated October 16, 2000

                                  Exhibit 10.15

                              STANDSTILL AGREEMENT


     This Standstill Agreement ("Standstill Agreement") is entered into this 27th day of September, 2000 among LINC Capital, Inc. (formerly known as Scientific Leasing, Inc.), a Delaware corporation (the "Borrower"), the institutions from time to time party to the Credit Agreement referred to below as banks (the "Warehouse Lenders") and Fleet National Bank, successor by merger to Fleet Bank, N.A., in its capacity as contractual representative for itself and the other Warehouse Lenders (the "Warehouse Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement (as defined below).

                             W I T N E S S E T H

     WHEREAS, the Borrower, LINC Quantum Analytics, Inc., a Delaware corporation ("Quantum"), the banks from time to time signatory thereto and the Warehouse
Agent are parties to that certain Third Amended and Restated Loan Agreement dated as of July 22, 1997, as amended by that certain Amendment No. 1 to Third
Amended and Restated Loan Agreement by and among the Borrower, Quantum, the Warehouse Agent and the banks signatory thereto dated as of October 31, 1997, that certain Amendment No. 2 and Consent Under Third Amended and Restated Loan Agreement by and among the Borrower, Quantum, the Warehouse Agent and the banks signatory thereto dated as of March 31, 1998, that certain Amendment No. 3 to Third Amended and Restated Loan Agreement by and among the Borrower, LINC Monex Leasing, Inc., a Delaware corporation ("LINC Monex"), the Warehouse Agent and the banks signatory thereto dated as of August 14, 1998, that certain Amendment No. 4 and Consent by and among the Borrower, LINC Monex, the Warehouse Agent and the banks signatory thereto dated as of September 29, 1998, that certain Amendment No. 5 to Third Amended and Restated Loan Agreement by and among the Borrower, the Warehouse Agent and the banks signatory thereto dated as of October 31, 1998, that certain Amendment No. 6 and Consent by and among the Borrower, the Warehouse Agent and the banks signatory thereto dated as of December 4, 1998, that certain Amendment No. 7 and Consent Under Third Amended and Restated Loan Agreement by and among the Borrower, Connor Capital
Corporation ("Connor"), the Warehouse Agent and the banks signatory thereto dated as of December 31, 1998, that certain Amendment No. 8 to Third Amended and Restated Loan Agreement by and among the Borrower, the Warehouse Agent and the banks signatory thereto dated as of June, 1999, that certain Amendment No. 9 to Third Amended and Restated Loan Agreement by and among the Borrower, Connor, the Warehouse Agent and the banks signatory thereto dated as of November 1, 1999, and that certain Amendment No. 10 to Third Amended and Restated Loan Agreement by and among the Borrower, the Warehouse Agent and the banks signatory thereto dated as of January 31, 2000 (the Third Amended and Restated Credit Agreement, as so amended, is hereinafter referred to as the "Credit Agreement") pursuant to which (i) the Warehouse Lenders have made Loans and certain other extensions of credit to the Borrower and (ii) the Warehouse Agent on behalf of itself and the Warehouse Lenders has been granted security interests in and liens against the Collateral to secure the payment and performance of the Obligations of the Borrower to the Warehouse Agent and the Warehouse Lenders;

     WHEREAS, the outstanding aggregate principal balance of the Obligations to the Warehouse Agent and the Warehouse Lenders as of September 27, 2000 was $78,400,000 (the "Standstill Balance"), and the Borrower is further indebted to the Warehouse Agent and the Warehouse Lenders for accrued interest on such principal amount together with certain expenses and fees, including attorneys' fees, incurred by the Warehouse Agent and the Warehouse Lenders in connection with the Obligations, all as more particularly described in the Credit Agreement;

     WHEREAS, based on the Borrowing Base Report prepared and certified by the Borrower for the period ended July 31, 2000, the sum of the outstanding principal amount of the Loans and the L/C Obligations has exceeded the Borrowing Base (the amount of such excess at any time, the "Overadvance") in an amount equal to $10,990,488;

     WHEREAS, the Borrower executed that certain Amended and Restated SLI Security Agreement, dated September 28, 1994, as amended by that certain Amendment No. 1 to Amended and Restated SLI Security Agreement dated as of May 22, 2000 ("the Borrower Security Agreement"), that certain Amended and Restated SLI Pledge Agreement, dated September 28, 1994 (the "Borrower Pledge Agreement"), that certain Amended and Restated SLI Assignment of Leases, dated September 28, 1994 (the "Borrower Lease Assignment Agreement") and that certain Assignment of Contracts dated as of July 22, 1997 (the "Borrower Contract Assignment Agreement"), pursuant to which the Borrower secured the Obligations under the Credit Agreement;

     WHEREAS, pursuant to that certain Confirmation, dated July 22, 1997, the Borrower, among other parties, acknowledged and confirmed the Borrower Pledge Agreement and the Borrower Lease Assignment Agreement;

     WHEREAS, the Borrower represents to the Warehouse Agent and the Warehouse Lenders that, as of the date hereof, each of Quantum, LINC Monex, Connor, LINC Equipment Services, Inc. and the LINC Group, Inc. is or has been either dissolved, defunct, and/or no longer in business and has no assets or operations;

     WHEREAS, on or about June 5, 2000, the Borrower and the Warehouse Agent entered into that certain Interim Custody Agreement pursuant to which the Borrower delivered Warrants (as defined in the Interim Custody Agreement) to a designee of the Warehouse Agent for purposes of further evidencing the prior perfected security interest of the Warehouse Agent, for the ratable benefit of the Warehouse Lenders, in such Warrants pursuant to the terms of the Borrower Security Agreement;

     WHEREAS, on or about July 14, 2000, the Borrower, the Warehouse Agent and LaSalle Bank National Association, as custodian ("LaSalle"), executed that certain Custody Agreement (the "Custody Agreement") pursuant to which the Warehouse Agent caused the Warrants to be delivered to LaSalle as custodian on behalf of the Warehouse Agent, for the ratable benefit of the Warehouse Lenders, pursuant to and in accordance with the terms of the Custody Agreement for purposes of collateral perfection under the terms of the Borrower Security Agreement;

     WHEREAS,   Events  of  Default  have   occurred  by  virtue  of  Borrower's
noncompliance with certain provisions of the Credit Agreement, including, without limitation, (a) the obligation to prepay Loans in an amount sufficient to reduce the sum of the aggregate principal amount of the Loans to an amount not greater than the difference between the Borrowing Base and the outstanding L/C Obligations as required in accordance with Section 2.8(a) of the Credit Agreement, (b) the obligation to maintain the minimum Adjusted Tangible Net Worth required in Section 6.9(a) of the Credit Agreement, (c) the obligation to maintain the ratio of Total Recourse Liabilities to Adjusted Tangible Net Worth required in Section 6.9(b) of the Credit Agreement, (d) the obligation to maintain the Debt Service Coverage required in Section 6.9(c) of the Credit Agreement, (e) the requirement that the Borrower not accumulate aggregate payables in excess of $250,000 that are more than 90 days overdue as provided in
Section 7.1(b) of the Credit Agreement, (f) the obligation to maintain an average Delinquency Ratio as of the last day of each month for the three month period then ending of not more than seven percent (7%) as required in Section 6.9(e) of the Credit Agreement, and (g) the requirement that Martin E. Zimmerman remain an executive officer of the Borrower or actively participate in the management of the Borrower as provided in Section 8.11(b) of the Credit Agreement (the events described in the preceding clauses (a), (b), (c), (d), (e), (f), and (g), the "Specified Defaults");

     WHEREAS, as a result of the Specified Defaults, the Warehouse Agent delivered that certain default letter dated April 27, 2000 to the Borrower (the "Default Letter") pursuant to which the Warehouse Lenders (a) terminated the Commitments under the Credit Agreement, (b) informed the Borrower that the Warehouse Lenders were entitled to exercise all of their rights and remedies provided in the Credit Agreement and the other Loan Documents as set forth therein, including, without limitation, accelerating all of the Obligations, demanding payment of the Obligations, instituting the default rate of interest, exercising all enforcement rights with respect to the Collateral and/or refusing to make any other financial accommodations to the Borrower, and (c) reserved all of their rights and remedies, including the right to initiate enforcement actions in consequence of the Events of Default outlined in the Default Letter at any time without further notice, under the Credit Agreement, the other Loan Documents and applicable law;

     WHEREAS, pursuant to, among other agreements, the Borrower Security Agreement, the Borrower Pledge Agreement, the Borrower Lease Assignment Contract, and the Borrower Contract Assignment Agreement and, as a result of such Specified Defaults, the Warehouse Agent and the Warehouse Lenders are entitled immediately to, among other things, enforce their rights and remedies against the Borrower and the Collateral, and enforce their rights and remedies under and with respect to, among other things, the Borrower Pledge Agreement;

     WHEREAS, on or about September 27, 2000, the Borrower presented the Warehouse Agent and the Warehouse Lenders with a revised business plan prepared by the management of the Borrower (as modified in accordance with this Standstill Agreement, the "Restructuring Plan") pursuant to which the Borrower set forth its plan for restructuring its operations;

     WHEREAS, as part of the Restructuring Plan, the Borrower has informed the Warehouse Agent and the Warehouse Lenders that it intends to execute a contract (the "Replacement Servicer Contract") establishing Stellar Financial Services, a Division of Lyon Financial, Inc., as servicer (the "Replacement Servicer" or "Stellar") for the Contracts and related assets under the Loan Documents;

     WHEREAS, the Borrower requested that the Warehouse Agent and the Warehouse Lenders agree and, subject to the terms and conditions of this Standstill Agreement, each of the Warehouse Agent and the Warehouse Lenders has agreed to
(a) forbear temporarily from demanding immediate payment of the Obligations and enforcing its security interests in and liens against the Collateral during the period (the "Standstill Period") commencing on the date hereof and ending on the earlier of (i) the occurrence of a Standstill Default and (ii) December 31, 2000, and (b) forbear temporarily from enforcing its security interests in and liens on the collateral pledged (the "Pledged Collateral") pursuant to the Borrower Pledge Agreement during the Standstill Period;

     NOW, THEREFORE, the Warehouse Agent, the Warehouse Lenders, and the Borrower hereby agree as follows:

     1. Incorporation of Recitals; Existence of Defaults; No Waiver. The recitals set forth above are incorporated into this Standstill Agreement by this reference thereto and the Borrower hereby agrees and acknowledges that each of such recitals is true and correct in all respects. Without limiting the generality of the foregoing sentence, the Borrower hereby acknowledges and agrees that (a) each of the Specified Defaults has occurred, is continuing and has not been waived by the Warehouse Agent or the Warehouse Lenders or otherwise cured by the Borrower, and that reasonable notice of each such Specified Default has been received by the Borrower; (b) the Warehouse Agent and the Warehouse Lenders have the right to enforce immediately their rights and remedies under the Credit Agreement, the other Loan Documents and applicable law, including, without limitation, accelerating all of the Obligations, demanding payment of the Obligations, instituting the default rate of interest, exercising all enforcement rights with respect to the Collateral, the Pledged Collateral and the Warrants, refusing to make any further Loans or issue any further L/Cs, and/or refusing to make any other financial accommodations to the Borrower; and
(c) the Warehouse Agent's and the Warehouse Lenders' execution of this Standstill Agreement shall not constitute, or be deemed to constitute, a novation, refinancing, discharge, extinguishment or refunding, nor is it to be construed as a release, waiver or modification, of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement, any of the other Loan Documents or applicable law.

     2. Reaffirmation of Validity and Enforceability of Loan Documents. The Borrower reaffirms that each Loan Document is in full force and effect as of the date hereof and that the Loan Documents secure the payment in full of the Obligations as such Obligations may be affected by the effectiveness of this Standstill Agreement.

     3. Obligations Due. Notwithstanding anything herein or in the Credit Agreement or other Loan Documents to the contrary, all of the Obligations shall become due and payable immediately upon the earliest of (a) the occurrence of a Standstill Default, and (b) the expiration of the Standstill Period.

     4. No Future Advances. Notwithstanding anything herein or in the Credit Agreement or other Loan Documents to the contrary, with the sole exception of any draw on the Standby L/C as contemplated in Section 17(d) below, the Borrower shall not be entitled to, and the Warehouse Lenders shall not be obligated or deemed to be obligated to make, any future advances under or in connection with the Credit Agreement or other Loan Documents.

     5. Mandatory Prepayments. The Borrower shall make such prepayments to the Warehouse Agent, for the ratable benefit of the Warehouse Lenders, so that the outstanding principal amount of the Obligations shall not exceed (a) $76,000,000 on October 3, 2000, (b) $70,000,000 on October 31, 2000, (c) $63,000,000 on
November 30, 2000, and (d) $0 on or before December 31, 2000.

     6. Amendment of Credit Agreement. The Credit Agreement is amended by this Standstill Agreement in the following manner:

     (a) The definition of "Applicable Margin" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

     "Applicable Margin" means on any date of determination from and after the Standstill Agreement Effective Date, (a) with respect to Eurodollar Loans, 3.00% per annum and (b) with respect to Prime Rate Loans, 1.50% per annum.


     (b) The definition of "Post-Default Rate" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

     "Post-Default Rate" means on any date of determination from and after the occurrence and continuation of a Standstill Default, with respect to any Loan outstanding on such date, a per annum rate equal to 3.00%. Such "Post-Default Rate" shall be added to the Applicable Margin of such Loan.


     (c) The definition of "Fleet" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

     "Fleet" means Fleet National Bank, as successor by merger to Fleet Bank, N.A.


     (d) Section 1.1 of the Credit Agreement is hereby amended to insert alphabetically therein the following new defined terms:

     "Ambac" means LINC Equipment Receivables, Inc.


     "Blue Keel" means LINC Receivables 1999 Corporation.


     "CD Rate Margin" means a per annum rate equal to 3.05%.


     "Extraordinary Receipts" has the meaning set forth in Section 2.8(a)(iii).


     "Fed Funds Margin" means a per annum rate equal to 3.05%.


     "Leasing Budget" has the meaning set forth in the Standstill Agreement.


     "Leasing Collateral Account" has the meaning set forth in Section 2.26(c).


     "Leasing Operating Account" has the meaning set forth in Section 2.26(b).


     "R&D Budget" has the meaning set forth in the Standstill Agreement.

     "R&D Business" has the meaning set forth in the Standstill Agreement.


     "R&D Collateral Account" has the meaning set forth in Section 2.26(a).


     "R&D Operating Account" has the meaning set forth in Section 2.26(a).


     "Replacement  Servicer"  has  the  meaning  set  forth  in  the  Standstill
     Agreement.


     "Replacement Servicer Contract" has the meaning set forth in the Standstill Agreement.


     "Servicing Account" has the meaning set forth in the Standstill Agreement.


     "Standstill Agreement" means that certain Standstill Agreement, dated as of September 27, 2000, by and among the Borrower, the Warehouse Agent and the Warehouse Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.


     "Standstill Agreement Effective Date" means the date when all of the conditions precedent set forth in Section 20 of the Standstill Agreement are satisfied.


     "Standstill Borrowing Base Report" has the meaning set forth in the Standstill Agreement.


     "Standstill Default" has the meaning set forth in the Standstill Agreement.


     "Warehouse Agent" has the meaning set forth in the Standstill Agreement.


     "Warehouse Lender" has the meaning set forth in the Standstill Agreement.


     (e) Section 2.1 of the Credit Agreement is hereby amended to insert at the end thereof the following:

     (c) Notwithstanding anything to the contrary contained herein, from and after the Standstill Agreement Effective Date, the Borrower shall not request and no Warehouse Lender shall be obligated to extend any Loan or issue any L/C. Provided that no Standstill Default has occurred, the Borrower, from and after the Standstill Agreement Effective Date, may request that the Warehouse Lenders convert Loans in existence on the Standstill Agreement Effective Date as provided in Section 2.7 of the Credit Agreement. No Loan and no Interest Period related thereto shall extend beyond the Commitment Termination Date. No Loan shall be converted or continued if such conversion or continuation would cause such Loan or its related Interest Period to extend beyond the Commitment Termination Date. The Borrower, the Warehouse Lenders and the Warehouse Agent agree that all amounts due and payable hereunder or in connection herewith shall be satisfied in full on or prior to the Commitment Termination Date and that no Loan or other amount outstanding on the Commitment Termination Date shall be converted into a Term Loan pursuant to Section 2.1(b).


     (f) Section 2.8(a) of the Credit Agreement is hereby amended (x) to delete therefrom the phrase "Notwithstanding any other provision" and to substitute therefor the phrase (i) "Notwithstanding any other provision" and (y) to insert at the end thereof the following paragraphs:

     (ii) In each instance where the Borrower or an affiliate thereof receives or is entitled to receive (x) cash proceeds (net of costs and related expenses) from the sale, transfer or disposition, outside the ordinary course of business, of assets constituting Collateral, including, without limitation, proceeds resulting from bulk sales of lease receivables, Transaction Warrants, warrants, equity participations, and/or equities, (y) federal, state, or local income tax refunds, or (z) cash insurance proceeds resulting from the loss or theft of Collateral or damage to Collateral (such amounts, the "Extraordinary Receipts"), then the Borrower immediately shall remit or cause the remittance of such Extraordinary Receipts to the Warehouse Agent for application toward the partial repayment of outstanding Obligations.


     (g) Section 2.10(a) of the Credit Agreement is hereby amended in its entirety as follows:

     (a) From and after the Standstill Agreement Effective Date, the Borrower shall from time to time repay the aggregate principal amount of the Loans, together with accrued and unpaid interest thereon, such that the outstanding aggregate principal balance of the Loans shall be less than or equal to (i) $76,000,000 on or before October 3, 2000, (ii) $70,000,000 on or before October 31, 2000, (iii) $63,000,000 on or before November 30, 2000 and (iv) $0 on or before December 31, 2000. Failure to reduce such aggregate principal amount to the foregoing levels on or before the foregoing dates shall constitute an Event of Default and a Standstill Default.


     (h) Section 2.11(a)(iii) of the Credit Agreement is hereby amended to delete therefrom the phrase "the Applicable Margin" and to substitute therefor the phrase "the CD Rate Margin".

     (i) Section 2.11(a)(iv) of the Credit Agreement is hereby amended to delete therefrom the phrase "the Applicable Margin" and to substitute therefor the phrase "the Fed Funds Margin".

     (j) Section 2.26 of the Credit Agreement is hereby amended in its entirety as follows:

     (a) On or before the Standstill Agreement Effective Date, the Borrower shall establish and maintain with Fleet at least one lock-box account and related cash concentration account into which the Borrower shall deposit or cause obligors or other entities to deposit all amounts, other than Extraordinary Receipts (which immediately shall be delivered to the Warehouse Agent as provided for in Section 2.8(a)(ii) hereof), owed to the Borrower or its affiliates in connection with the operation of the R&D Business, including, without limitation, payments under agreements, documents or instruments entered into in connection with the R&D Business that are included under the Contract Receivables Clause, the Accounts Receivable Clause, the Residual Value Clause, the Rental Equipment Clause, the Finished Goods Inventory Note and Receivables Note Clause (such lock-box account(s), together with the related cash concentration account (as identified as Account C in Exhibit G-2 to the Standstill Agreement, the "R&D Collateral Account"). The R&D Collateral Account shall be under the exclusive dominion and control of the Warehouse Agent pursuant to the terms of a collection account agreement among the Borrower, Fleet, and the Warehouse Agent that is in the form attached to the Standstill Agreement as Exhibit K. Prior to the occurrence of a Standstill Default, amounts on deposit in the R&D Collateral Account shall be transferred on a weekly basis into a collection account (as identified as Account 1 in Exhibit G-1 to the Standstill Agreement, the "R&D Operating Account") that is subject to a collection account agreement among the Borrower, Fleet, and the Warehouse Agent in a form attached to the Standstill Agreement as Exhibit
     L. The Borrower, prior to the occurrence of a Standstill Default, shall be entitled to withdraw amounts on deposit in the R&D Operating Account; provided, however, that the Borrower's use of such amounts shall comply with the terms of the R&D Budget. Subsequent to the occurrence of a Standstill Default, no transfers shall be made between the R&D Collateral Account and the R&D Operating Account and the Borrower shall not be entitled to withdraw amounts from the R&D Operating Account. Notwithstanding anything to the contrary contained herein, amounts on deposit in the R&D Collateral Account may at any time be applied by the Warehouse Agent, in its sole discretion, in reduction of any outstanding Obligations, including interest and fees, then due and owing. Amounts on deposit in the R&D Operating Account, subsequent to the occurrence of a Standstill Default, may be applied by the Agent, in its sole discretion, in reduction of any outstanding Obligations, including interest and fees, then due and owing.


     (b) On or before the Standstill Agreement Effective Date, the Borrower shall establish and maintain with Fleet an operating account to be used for the making of disbursements in a manner consistent with the Leasing Budget relating to all of its business activities other than the R&D Business (as identified as Account 2 in Exhibit G-1 to the Standstill Agreement, the "Leasing Operating Account"). The Leasing Operating Account shall be under the exclusive dominion and control of the Warehouse Agent pursuant to the terms of a deposit account agreement among the Borrower, Fleet, and the Warehouse Agent that is in the form attached to the Standstill Agreement as Exhibit N. At the time of its establishment, the Leasing Operating Account shall be funded with a balance equal to $250,000 plus the cash disbursements projected to be made by the Borrower as reflected in the Leasing Budget for the period from its establishment until October 31, 2000. Provided no Standstill Default has occurred, on or before the third business day preceding the last business day of each month commencing in October 2000 (with the sole exception of the month of December, 2000), the Warehouse Agent, upon the written request of the Borrower, shall transfer from the Leasing Collateral Account (as defined in Section 2.26(c) below) to the Leasing Operating Account an amount equal to the operating expenses and disbursements of the Borrower as reflected in the Leasing Budget for the next calendar month (the "Current Expenses"). The Borrower, prior to the occurrence of a Standstill Default, shall be entitled to withdraw amounts on deposit in the Leasing Operating Account, provided, however, that the Borrower's use of such amounts shall comply with the terms of the Leasing Budget. Subsequent to the occurrence of a Standstill Default, amounts on deposit in the Leasing Operating Account may be applied by the Warehouse Agent, in its sole discretion, in reduction of any outstanding Obligations, including interest and fees, then due and owing.


     (c) On or before the Standstill Agreement Effective Date, the Borrower shall establish and maintain with Fleet a cash concentration account into which the Borrower shall deposit or cause the deposit of all proceeds of Collateral relating to the Borrower's businesses other than the R&D Business (as identified as Account 3 in Exhibit G-1 to the Standstill Agreement, the "Leasing Collateral Account"), including, but not limited to, the receipt of funds from the Servicing Account. The Leasing Collateral Account shall be (i) separate from similar accounts relating to the activities of Ambac, Blue Keel, and accounts relating to the collection of collateral of any other secured lender to the Borrower or its subsidiaries identified by the Borrower in writing in Exhibit O to the Standstill Agreement (i.e., other so-called one-off purchasers or purchasers of pools of leases). The Leasing Collateral Account shall be under the exclusive dominion and control of the Warehouse Agent pursuant to the terms of a collection account agreement among the Borrower, Fleet, and the Warehouse Agent that is in the form attached to the Standstill Agreement as Exhibit
     M. On the first business day of each month, the Borrower authorizes the Warehouse Agent to apply, for the ratable benefit of the Banks, the balance in the Leasing Collateral Account in excess of $25,000 plus any Current Expenses for the current month which have not been transferred to the Leasing Operating Account, against any principal, interest and fees then due under the Loan Documents. Subsequent to the occurrence of a Standstill Default, amounts on deposit in the Leasing Collateral Account may be applied by the Warehouse Agent, in its sole discretion, in reduction of any outstanding Obligations, including interest and fees, then due and owing.


     (d) Commencing immediately upon establishment of the Leasing Collateral Account, any and all cash and cash proceeds in the possession, custody or control of the Borrower and/or the Replacement Servicer that constitute Collateral under the Loan Documents shall be transferred to the Leasing Collateral Account within three (3) business days of receipt of such proceeds by the Borrower and/or the Replacement Servicer, excluding any cash proceeds in any Ambac or Blue Keel account or the R&D Collateral Account.


     (e) The account debtors related to all receivables constituting non-R&D Business Collateral shall be notified pursuant to redirection notices in the form attached to the Standstill Agreement as Exhibit H sent not later than the next invoicing cycle for the receivables underlying the Collateral following the execution of the Replacement Servicer Contract, to make payments to the applicable lock-box accounts referenced above and in the Standstill Agreement.


     (f) Notwithstanding anything to the contrary contained in this Section 2.26 or elsewhere in this Credit Agreement or the related Loan Documents, with respect to any lock-box account, collection account or other bank account maintained by the Borrower with Fleet, or an affiliate thereof, including, without limitation, the R&D Operating Account and the Leasing Operating Account, if applicable, Fleet and its affiliates shall permit all withdrawals from such account requested by the Borrower that are received in writing by Fleet or its applicable affiliate prior to 11:00 a.m. (New York time) on the date the Borrower wishes to make any such withdrawal; provided, however, that Fleet and its affiliates shall not disburse any funds or permit any such withdrawal if such disbursement or withdrawal would violate the terms of the Loan Documents; provided, further, however, that if Fleet or its affiliates does receive any written request by the Borrower to withdraw funds from any of the foregoing accounts prior to 11:00 a.m. (New York time) on the date the Borrower wishes to make any such withdrawal, then the Borrower shall not be entitled to withdraw any such requested funds, subject to the other terms and conditions of the Loan Documents, until the next Business Day. The Borrower shall not, at any time, have the ability to withdraw funds from the R&D Collateral Account or the Leasing Collateral Account.


     (g) Each of the R&D Collateral Account collection account agreement appended to the Standstill Agreement as Exhibit K, the R&D Operating Account collection account agreement appended to the Standstill Agreement as Exhibit L, the Leasing Operating Account deposit account agreement appended to the Standstill Agreement as Exhibit N, and the Leasing Collateral Account collection account agreement appended to the Standstill Agreement as Exhibit M constitutes, and shall be deemed to constitute, a "Loan Document" for purposes of this Credit Agreement.


     (k) Section 2.33 of the Credit Agreement is hereby amended to insert at the end thereof the following paragraph:

     (l) Issuance of L/Cs subsequent to the Standstill Agreement Effective Date. No L/C shall be issued or extended under this Credit Agreement by any Warehouse Lender from and after the Standstill Agreement Effective Date.


     (l) Section 5.9 of the Credit Agreement is hereby amended to insert at the end of such section the following sentence:

     Notwithstanding the terms and conditions of this Section 5.9 or any other provision of this Credit Agreement, from and after the Standstill Effective Date, the Borrower shall deliver to the Warehouse Agent, pursuant to the terms of the Standstill Agreement, Standstill Borrowing Base Reports in lieu of the Monthly Borrowing Base Reports contemplated herein.


     (m) Section 6.9 of the Credit Agreement is hereby amended to delete subsection (e) therefrom.

     (n) Section 8.4 of the Credit Agreement is hereby amended to insert at the end of paragraph (c) the word "or" and inserting the following paragraph:

     (d) A Standstill Default shall occur.

     7. Budgets. On or before the Standstill Agreement Effective Date, the Borrower shall have prepared and delivered to the Warehouse Agent and each Warehouse Lender operating expense budgets for each week commencing September 1, 2000 through December 31, 2000, in form and substance satisfactory to the Warehouse Agent and the Warehouse Lenders, reflecting, on a consolidating basis, the Borrower's projected operating expenses for (a) all of its operations other than its LINC Quantum Division (as defined below) (as appended to the Restructuring Plan as the Summary of Monthly Cash Flows-Leasing and Corporate
Schedule 2, the "Leasing Budget") and (b) the operations of the Borrower's LINC Quantum Division, including the IF&E rental and distribution business (the "LINC Quantum Division") (as appended to the Restructuring Plan as the Summary of Monthly Cash Flows-Rental and Distribution Schedule 4, the "R&D Budget", together with the Leasing Budget, the "Budgets"). The LINC Quantum Division rental and distribution business is hereinafter referred to as the "R&D
Business." The Budgets shall not include operating expenses associated with Warehouse Agent's Costs (as defined in Section 12 below).

     8. Variance Reports. Not later than the seventh business day following the end of each month, the Borrower will submit to the Warehouse Agent a variance report (each a "Variance Report") reflecting on a line-item basis the actual operating expenses for the immediately preceding calendar month and the percentage variance of such actual results from those reflected on each of the Leasing Budget and the R&D Budget for such month (the "Monthly Variance Report"). Commencing with the Variance Report provided not later than October 10, 2000, the Borrower shall also submit to the Warehouse Agent weekly projected operating expenses for not less than twelve (12) subsequent weeks, but in no event shall the Borrower be required to submit weekly projected operating expenses for weeks commencing after December 31, 2000.

     9. Reporting Requirements. In addition to the reporting requirements under the Loan Documents, the Borrower shall provide the Warehouse Agent and the Warehouse Lenders with the following reports and information, all in a form satisfactory to the Warehouse Agent and the Warehouse Lenders:

     (a) On or before each of the first and fifteenth days of each month, a status report on portfolio sales and other events which have or are expected to generate any Extraordinary Receipts, the transition of the servicing to the Replacement Servicer, the recapitalization or refinancing of the R&D Business, the value, marketability and status of the Warrants and any other similar Collateral and other matters relating to the Borrower's implementation of the Restructuring Plan as may be reasonably requested by the Warehouse Agent or the Warehouse Lenders.

     (b) In addition to the Monthly Variance Report provided for in Section 8 above, on or before the twenty-first business day of each month, a Variance Report covering the period from the beginning of such month through the fifteenth day of such month.

     (c) On or before the earlier to occur of (i) the fifth business day after the Replacement Servicer provides the Borrower (with notice to the Warehouse Agent) with the necessary information, and (ii) the twenty-fifth day of each month, (1) a borrowing base report for the immediately preceding month, in the form attached hereto as Exhibit C (the "Standstill Borrowing Base Report"), which shall include, among other things, a separate borrowing base calculation for the R&D Business and the amount of the Overadvance as of the last day of such month with a detailed reconciliation of the change in the amount of the Overadvance for such month, (2) an aging report for the immediately preceding month, (3) a report on portfolio composition for the immediately preceding month, including collateral type and delinquency status, (4) a summary of all cash inflows and outflows for the immediately preceding month on a consolidated basis, (5) an aged trial balance of accounts receivable arising from or relating to the R&D Business and all other accounts receivable that constitute Collateral under the Loan Documents (with the exception of lease receivables), together with an aged list of trade payables, in each case for the immediately preceding month with detailed back-up information, and
     (6) a compliance certificate, in the form attached hereto as Exhibit D, certifying that, among other things, the Borrower is in compliance with the terms and conditions of this Standstill Agreement and that no Standstill Default has occurred and is continuing.

     10. Servicer and Related Accounts. In connection with the implementation of the Replacement Servicer Contract, the Borrower shall establish the following lock-box and cash accounts: (a) The Servicing Account. Pursuant to the Replacement Servicer Contract, a servicing account and related lock-box accounts (as identified as Account 4 in Exhibit G-1 hereto, the "Servicing Account") shall be established into which the proceeds of all Contracts and Collateral serviced by the Replacement Servicer under the Replacement Servicer Contract shall be deposited on a daily basis. Such proceeds shall be deposited into the Servicing Account in part from amounts on deposit in those accounts specified in Exhibit G-2 attached hereto (such accounts, together with their related lock-boxes, the "Concentration Accounts"). The Concentration Accounts located at and maintained by Fleet National Bank, LaSalle Bank National Association, and their respective affiliates (as identified as Account A and Account B, respectively, in Exhibit G-2 attached hereto, the "Fleet/LaSalle Accounts"), shall be under the exclusive dominion and control of the Replacement Servicer from and after the date hereof pursuant to agreements (collectively, the "Concentration Account Agreements") in form and substance satisfactory to the Warehouse Agent and its counsel and attached hereto as Exhibit E. Those Concentration Accounts other than the Fleet/LaSalle Accounts appearing as Account D, Account E, Account F and Account G in Exhibit G-2 hereto shall be under the exclusive dominion and control of the Replacement Servicer pursuant to the terms of the final paragraph of this Section 10. Amounts or other items on deposit in the Concentration Accounts result from payments made under accounts, general intangibles, and instruments related to the Borrower that are owned or pledged to the Warehouse Agent, for the ratable benefit of the Warehouse Lenders, Blue Keel, or Ambac. The Servicing Account, from and after the date hereof, shall be under the dominion and control of the Replacement Servicer for the benefit of the Borrower and subject to a pledge and a blocked account agreement, in form and substance satisfactory to the Warehouse Agent and its counsel, in favor of the Warehouse Agent for the ratable benefit of the Warehouse Lenders. The Servicing Account shall be maintained at Norwest Bank ("Norwest"). Deposits in the Servicing Account, following segregation of late fees, taxes and amounts not consisting of Collateral (subject to an agreed upon minimum balance not to exceed $25,000) shall be transferred by the Replacement Servicer on a daily basis to the Leasing Collateral Account.

     (b) The Tax and Fee Account. The Replacement Servicer shall establish a tax and fee account (as identified as Account 5 in Exhibit G-1 hereto, the "Tax and Fee Account") at Norwest into which it shall deposit from time to time in accordance with the Replacement Servicer Contract all property taxes, sales taxes and late charges received into the Servicing Account from account debtors with respect to the Contracts and other Collateral serviced by the Replacement Servicer. The monies in the Tax and Fee Account shall be used by the Replacement Servicer to make sales and property tax payments to appropriate jurisdictions and to remit late charges in accordance with the terms of the Replacement Servicer Contract. Any residual amounts remaining in the Tax and Fee Account after the payment of such taxes (less appropriate reserves for audits and adjustments) and the remittance of such late charges shall be transferred by the Replacement Servicer to the
     Leasing Collateral Account to the extent such surplus as reasonably determined by the Replacement Servicer exceeds $25,000. The Tax and Fee Account shall be under the exclusive dominion and control of the Replacement Servicer from and after the date hereof.

     The Servicing Account shall be subject to a blocked account agreement and a first-priority, perfected pledge and security interest in favor of the Warehouse Agent, for the ratable benefit of the Warehouse Lenders, all in form and substance satisfactory to the Warehouse Agent, the Warehouse
     Lenders, and their counsel in the form attached hereto as Exhibit F not later than October 31, 2000. Redirection notices, in a form attached hereto as Exhibit H, shall be sent by the Borrower and/or the Replacement Servicer to all account debtors owing amounts to the Borrower which constitute non-R&D Business Collateral not later than the next invoicing cycle for the receivables underlying the Collateral following the execution of the Replacement Servicer Contract (generally 25 days prior to the due date of the invoice), directing the account debtors to remit payment directly to the Servicing Account. Except to the extent permitted by the Replacement Servicer Contract with respect to remittances that are not identifiable by the Replacement Servicer, the Borrower shall not direct the Replacement Servicer to redirect any deposits to any account other than the foregoing accounts without the consent of the Warehouse Agent and the Majority Warehouse Lenders. Each Concentration Account, other than the Fleet/LaSalle Accounts, shall be subject to the exclusive dominion and control of the Replacement Servicer no later than October 31, 2000 pursuant to the terms of blocked account agreements substantially similar to Exhibit E attached hereto. The lock-boxes and accounts listed on Exhibit G-3 under the heading "Existing Accounts to be Closed" shall be closed by the Borrower or the Replacement Servicer on its behalf no later than October 10, 2000, and the Borrower and/or the Replacement Servicer shall use its best efforts to close the lock-boxes and the accounts listed on Exhibit G-2 under the heading "Existing Accounts to be Retained" no later than December 31, 2000. A Standstill Default shall be deemed to have occurred and be continuing if the Concentration Accounts are not, but subject to the terms hereof, under the exclusive dominion and control of the Replacement Servicer.

     11. R&D Business. As part of the Restructuring Plan, the Borrower has represented to the Warehouse Lenders that it has made a business determination to promptly recapitalize, refinance or sell its R&D Business (the "R&D Transaction") as a means to reduce the outstanding Obligations. In connection with the R&D Business, the Borrower covenants and agrees to the following: (a) On or before October 15, 2000, the Borrower shall deliver to the Warehouse Agent and the Warehouse Lenders an executed letter of intent, proposal letter, memorandum of understanding or similar document with a bona fide third party (or parties) reflecting a proposal to recapitalize, refinance or purchase the R&D Business, subject to the prior consent of the Warehouse Agent and the Warehouse Lenders and any other conditions typically found in an executed letter of intent, proposal letter, memorandum of understanding or similar document.

     (b) On or before December 15, 2000, the R&D Transaction shall have been completed, subject to the prior consent of the Warehouse Agent and the Warehouse Lenders.

     (c) Pending completion of the R&D Transaction, (i) the R&D Business shall be funded exclusively from proceeds or collections received or generated by the R&D Business, (ii) the Borrower shall not use any proceeds or collections received or generated by the Borrower's non-R&D Business to fund its R&D Business operations, and (iii) the Warehouse Agent, for the ratable benefit of the Warehouse Lenders, shall continue to have a first-priority, perfected lien and security interest on and in all of the Borrower's existing and after-acquired assets and property interests used in or comprising the R&D Business.

     12. Use of Proceeds. The cash proceeds of the Warehouse Lender' Collateral (the "Cash Proceeds") shall be used by the Borrower solely (a) to fund general corporate purposes relating to the Borrower's operations in accordance with the Budgets and the Restructuring Plan, (b) to pay (i) all fees as provided herein, and (ii) all fees and expenses incurred by the Warehouse Agent, including professional fees and expenses (including legal, financial advisor and field examination fees and expenses) and those fees and expenses incurred in connection with the Credit Agreement or the preparation, negotiation, documentation and implementation of this Standstill Agreement (the "Warehouse Agent's Costs").

     13. Certain Litigation Settlements. The Borrower has advised the Warehouse Agent and the Warehouse Lenders that, as part of its Restructuring Plan, the Borrower is in the process of attempting to settle certain disputed third-party claims, and that in the event it reaches such settlements during the Standstill Period, it may seek to make certain settlement payments that would otherwise be restricted or prohibited by the Loan Documents. The Borrower shall seek the consent of the Warehouse Agent and the Warehouse Lenders in connection with any proposed settlement of any such litigation that would result in a payment or payment obligation on behalf of the Borrower in excess of $100,000 in accordance with the terms and conditions of the Loan Documents.

     14. Forbearance Fee. A $1,000,000 fee (the "Forbearance Fee"), fully earned as of the Standstill Agreement Effective Date, shall be payable in cash to the Warehouse Agent, for the ratable benefit of the Warehouse Lenders, as follows:
(a) $500,000 on the Standstill Agreement Effective Date, and (b) $500,000 upon the termination of the Standstill Period; provided, however, that if the Obligations shall have been paid in cash in full prior to October 31, 2000, the amount of the Forbearance Fee shall be $500,000, with no additional amount payable on the date the Obligations are paid in full; provided further, however, that, if the Obligations shall have been paid in cash in full prior to December 15, 2000, the amount of the Forbearance Fee shall be $750,000, with $250,000 payable on the date the Obligations are paid in full.

     15. Fees and Expenses of the Warehouse Agent. The Borrower shall pay all out of pocket costs and expenses that may be incurred by or on behalf of the Warehouse Agent (including fees and expenses of the Warehouse Agent's legal and financial advisors and in-house counsel) relating to the negotiation, documentation and administration of this Standstill Agreement and the enforcement of the Warehouse Agent's and the Warehouse Lenders' rights under this Standstill Agreement. All such fees and expenses shall be debited by the Warehouse Agent from either the R&D Collateral Account or the Leasing Collateral Account upon two (2) business days' notice by the Warehouse Agent to the Borrower. During such two (2) day notice period, the Borrower may direct the Warehouse Agent to debit either the R&D Collateral Account or the Leasing Collateral Account provided that any such direction from the Borrower is received by the Warehouse Agent prior to 11:00 a.m. New York time on the day of the expiration of such two (2) day period; provided, however, that if the Warehouse Agent does not receive any such direction from the Borrower during such two-day notice period, then the Warehouse Agent, in its discretion, may debit either the R&D Collateral Account or the Leasing Collateral Account for such fees and expenses.

     16. Representations and Warranties. The Borrower hereby represents and warrants to the Warehouse Agent and the Warehouse Lenders that:

     (a) Each of the Loan Documents is valid and enforceable by the Warehouse Agent and the Warehouse Lenders against the Borrower and its affiliated parties thereto, except as such validity and enforceability is limited by bankruptcy and laws relating to creditors rights generally;

     (b) The Borrower shall not challenge or dispute the validity of any of the Obligations under the Credit Agreement, and that, as of the date of the Standstill Agreement, (i) the Borrower was liable to the Warehouse Agent and the Warehouse Lenders in the aggregate principal amount of not less than $78,400,000, plus accrued and unpaid interest thereon, plus fees, costs and expenses incurred in connection with the Obligations as provided in the Loan Documents; and (ii) pursuant to the Borrowing Base Report dated July 31, 2000, the amount of the Overadvance was not less than $10,990,488.

     (c) By reason of the Loan Documents, the Obligations are secured by first-priority, perfected, valid and enforceable liens on and security interests in the Collateral.

     17. Affirmative and Negative Covenants. In addition to each of the covenants contained in the Credit Agreement, during the Standstill Period:

     (a) The Borrower shall engage the Replacement Servicer in accordance with the terms of the Replacement Servicer Contract, and the transition of all material servicing activities to such Replacement Servicer shall have been consummated, by no later than September 30, 2000.

     (b) Cash proceeds and collections generated or received by or on account of the Borrower's non-R&D Business operations shall not be used to fund the R&D Business.

     (c) Delinquencies on accounts receivable that constitute Collateral under the Loan Documents over 60 days past-due shall not exceed $8,000,000 (the "Delinquency Covenant").

     (d) With respect to that certain standby letter of credit in the amount of $104,474 issued on behalf of the Borrower for the benefit of UBS (the
     "Standby LC"), attached hereto as Exhibit I, the Warehouse Agent has indicated that it has delivered or intends to deliver an appropriate notice of non-renewal prior to the time required for the next renewal period under the terms of the Standby LC. The Borrower shall undertake to (i) notify the beneficiary of the Standby LC of such non-renewal as soon as practicable and (ii) replace or fully cash collateralize the Standby LC prior to its expiration, in form and substance satisfactory to the Warehouse Agent, the Warehouse Lenders and their counsel. Upon the payment by the Borrower of the Obligations in accordance with this Standstill Agreement, the obligations of the Borrower to the Warehouse Agent and the Warehouse Lenders in connection with the Standby LC shall also be paid in full in cash.

     (e) The Borrower shall cause Stellar, as Replacement Servicer, to provide the Borrower and the Warehouse Agent with customary servicing reports including, without limitation, a cash receipts report, a cash reconciliation report, an aging report and a delinquency report.

     (f) Commencing immediately upon the establishment of the Leasing Collateral Account, the Borrower shall transfer or shall cause to be transferred any and all cash and cash proceeds in the possession, custody or control of the Borrower and/or the Replacement Servicer that constitute Collateral under the Loan Documents to the Leasing Collateral Account within three (3) business days of receipt of such proceeds by the Borrower and/or the Replacement Servicer, excluding any cash proceeds in any Ambac or Blue Keel account or the R&D Collateral Account.

     (g) As soon as practicable, the Borrower shall deliver to the Warehouse Agent a list of the names and addresses of each payor, account debtor or obligor in connection with any and all accounts receivable that constitute Collateral under the Loan Documents.

     (h) On or before October 23, 2000, the Borrower shall have filed with the Securities and Exchange Commission any information statement that the Borrower deems appropriate or necessary in connection with its implementation of the Restructuring Plan; provided that the Borrower shall provide the Warehouse Agent and its counsel with a draft copy of any such information statement at least five (5) days prior to any such filing.

     (i) To the extent the Borrower makes any payment to any creditor during the Standstill Period, the Borrower shall first pay any purchase money amounts owed to such creditor that are secured by a first-priority purchase money security interest to the extent that it has received proceeds of the collateral subject to such first-priority purchase money security interest prior to paying any other amounts owed to such creditor.

     (j) The Overadvance shall at no time during the Standstill Period exceed $12,000,000 (the "Overadvance Covenant").

     (k) The Borrower shall deliver on or before October 31, 2000, in form and substance satisfactory to the Warehouse Agent and its counsel (i) the blocked account agreement among the Warehouse Agent, Replacement Servicer, Norwest and the Borrower with respect to the Servicing Account substantially in the form attached hereto as Exhibit F; and (ii) the blocked account agreement among the Replacement Servicer, Norwest and the Borrower with respect to the Tax and Fee Account.

     18.  Standstill  Defaults.  The occurrence of any of the following  events,
with  the  sole  exception  of  any  Specified  Defaults,   shall  constitute  a
"Standstill Default":

     (a) The commencement of a case under title 11 of the United States Code, or any other similar insolvency or receivership proceeding, by or against the Borrower (provided, however, that in the event of the filing of an involuntary bankruptcy case, such case is not dismissed with prejudice within 30 days of such filing);

     (b) The failure of the Borrower to pay any interest, fees or principal, or to make any required prepayments (including, without limitation, those set forth in Section 5 hereof), when due;

     (c) The failure of the Borrower to comply with the Overadvance Covenant;

     (d) The failure of the Borrower to comply with any financial covenants or negative covenants in this Standstill Agreement;

     (e) The failure of the Borrower to perform or comply with any other term or covenant and such default shall continue unremedied subject to any applicable grace period in this Standstill Agreement;

     (f) Any representation or warranty by the Borrower in this Standstill Agreement shall be incorrect or misleading in any material respect when made;

     (g) The Borrower shall no longer retain KPMG or such other management consultant firm acceptable to the Warehouse Agent and the Warehouse Lenders;

     (h) Either Allen Palles or Bert Laing shall no longer serve in his current capacity as an officer of the Borrower;

     (i) A change of control shall have occurred after the Standstill Agreement Effective Date whereby (x) the officers and directors of the Borrower shall fail to own, collectively in the aggregate, at least ninety per cent (90%) of the voting stock of the Borrower that such officers and directors own as of the date of this Standstill Agreement, (y) any Person or group of Persons (within the meaning of Section 13 or 14 Exchange Act of 1934) other than the officers and directors of the Borrower, shall acquire at any time beneficial ownership (within the meaning of Section 13 of the Exchange Act) of 10% or more of the voting stock of the Borrower, or (z) individuals who as of the Standstill Agreement Effective Date constitute the Borrower's Board of Directors (together with any new director whose election or appointment was approved by a vote of or recommended by at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), for any reason, cease to constitute a majority of the directors at any time then in office. For the purposes of this section, "Exchange Act" means the Securities and Exchange Act of 1934, and the regulations promulgated thereunder, all as amended from time to time;

     (j) There shall have occurred any condition or event which has or reasonably could be expected to have a material adverse effect upon (i) the condition (financial or otherwise), operations, assets, business, properties or performance of the Borrower, (ii) the ability of the Borrower to perform its obligations under this Standstill Agreement, or (iii) the ability of the Warehouse Agent or any Warehouse Lender to enforce this Standstill Agreement;

     (k) The Borrower incurs or pays operating expenses during the cumulative Standstill Period that would cause, in either case, the aggregate amount of all operating expenses contemplated by the applicable Budget to exceed 120 percent (120%) of the aggregate amount of all such operating expenses budgeted by the Borrower during such period;

     (l) The failure of the Borrower to comply with the Delinquency Covenant;

     (m) Any creditor of the Borrower, other than the Warehouse Lenders or the Warehouse Agent on behalf of the Warehouse Lenders, shall accelerate the indebtedness owing to such creditor, repossess any Collateral, obtain a judgment against the Borrower in each of which events are for amounts owing that are in excess of $500,000, or attach, levy against, execute upon or enforce against any assets that constitute Collateral under the Loan Documents as a result of or in connection with legal action, litigation or similar judicial or administrative proceedings;

     (o) Any creditor of the Borrower, other than the Warehouse Lenders or the Warehouse Agent on behalf of the Warehouse Lenders, or any other entity commences any action in any judicial, administrative or other proceeding seeking to enjoin, restrain, bar, invalidate or challenge the Borrower's Restructuring Plan, this Standstill Agreement or the implementation of any significant portion thereof;

     (p) The cash in the Leasing Collateral Account or the R&D Collateral Account, as the case may be, is insufficient at any time to pay interest when due pursuant to the Loan Documents plus Current Expenses, subject to, however, a five (5) business day grace period solely with respect to the amount of Current Expenses;

     (q) Any entity brings any action in any judicial, administrative or other proceeding against the Warehouse Agent or any of the Warehouse Lenders, based upon or arising out of facts or circumstances that have occurred or exist (known or unknown) at or before the Standstill Agreement Effective Date, disputing, challenging or seeking to avoid the nature, scope, amount, extent, validity, priority, enforceability or nonavoidability of any of the Obligations, the Credit Agreement, the other Loan Documents, the liens or security interests of the Warehouse Agent (for the ratable benefit of the Warehouse Lenders) thereunder, or this Standstill Agreement;

     (r) The transition of all material servicing to the Replacement Servicer under the terms of the Replacement Servicer Contract shall not have been consummated on or before September 30, 2000;

     (s) The Replacement Servicer Contract shall have been terminated or materially modified or amended, or the Replacement Servicer shall have resigned, without the prior consent of the Warehouse Agent and the Majority Warehouse Lenders;

     (t) The Replacement Servicer shall no longer have exclusive dominion and control over the Existing Accounts as provided in Section 10 of this Standstill Agreement; and

     (u) An Event of Default, other than the Specified Defaults, shall have occurred under the Credit Agreement.

     19. Remedies. Upon the occurrence of a Standstill Default, if the Obligations have not been paid in full in cash, the Warehouse Agent and the Warehouse Lenders shall have the right to immediately commence enforcement of all of their rights and remedies under the Credit Agreement, the other Loan Documents, this Standstill Agreement and applicable law. In addition to the remedies set forth in the Credit Agreement, the other Loan Documents, this Standstill Agreement and under applicable law, upon the occurrence of a Standstill Default, the Warehouse Agent and the Warehouse Lenders shall be hereby empowered to request from any court of competent jurisdiction, and the Borrower hereby consents to, the appointment of a receiver for the Borrower's assets. Such receiver shall be instructed to seek from any governmental regulatory agencies having jurisdiction over such operations an involuntary transfer of control of any such assets of the Borrower for the purpose of seeking a purchaser to whom control will ultimately be transferred and shall be allowed to operate such assets pending such transfer. The Borrower hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Borrower shall refuse to authorize the transfer, its approval may be required by the court.

     20. Conditions Precedent. This Standstill Agreement shall become effective and be deemed effective as of the date all of the following conditions precedent have been satisfied (the "Standstill Agreement Effective Date"):

     (a) Execution and delivery of this Standstill Agreement, and all documents and instruments ancillary thereto, all in form and substance satisfactory to the Warehouse Agent, the Warehouse Lenders, and their counsel.

     (b) Receipt by the Warehouse Agent and the Warehouse Lenders of the Budgets, together with all other material related cash flow and financial information that the Warehouse Agent has requested prior to the Standstill Agreement Effective Date, all in form and substance satisfactory to the Warehouse Agent, the Warehouse Lenders, and their counsel.

     (c) Payment of all costs, fees and expenses owing to the Warehouse Agent as referenced in this Standstill Agreement or in the Loan Documents, including, without limitation, (i) the Warehouse Agent's unreimbursed legal fees and expenses (including allocable costs of the Warehouse Agent's in-house counsel) incurred through the Standstill Agreement Effective Date,
     (ii) the Warehouse Agent's unreimbursed financial advisor (E&Y Restructuring LLC ("EYR")) fees and expenses incurred and invoiced through the Standstill Agreement Effective Date, (iii) the Warehouse Agent's unreimbursed field examination (Freed Maxick) fees and expenses in the amount of $22,455, and (iv) the unreimbursed fees and expenses of PriceWaterhouseCoopers in the amount of $26,702.91.

     (d) Satisfactory compliance by the Borrower with all material and reasonable outstanding due diligence, document or data requests from the Warehouse Agent, the Warehouse Lenders or the Warehouse Agent's professional advisors, including, without limitation, EYR.

     (e) Delivery by the Borrower to the Warehouse Agent and the Warehouse Lenders of the Replacement Servicer Contract establishing Stellar as Replacement Servicer for the Contracts and related assets under the Credit Agreement, all in form and substance satisfactory to the Warehouse Agent, the Warehouse Lenders and their counsel. The Replacement Servicer Contract shall be assignable by its terms by the Borrower to the Warehouse Agent as Collateral under the terms and conditions of the Borrower Security Agreement and shall not be terminated by either the Borrower or Replacement Servicer until a successor replacement servicer satisfactory to the Warehouse Agent and the Majority Warehouse Lenders has been appointed.

     (f) The preparation and delivery by the Borrower to the Warehouse Agent and the Warehouse Lenders of a Borrower-sponsored key employee incentive or retention program during the term of the Standstill Period, setting forth the employees covered, the compensation payable and the conditions upon which such compensation is payable, all in form and substance satisfactory to the Warehouse Agent, the Warehouse Lenders and their counsel.

     (g) The Borrower shall have made such prepayments to the Warehouse Agent, for the ratable benefit of the Warehouse Lenders, to reduce the principal amount of the Obligations to an amount not greater than $80,000,000.

     (h) The Borrower shall have delivered to the Warehouse Agent and the Warehouse Lenders a Standstill Borrowing Base Report dated as of July 31, 2000 and attached hereto as Exhibit J.

     (i) The Borrower shall have established each of the following accounts (the "Accounts"): the R&D Collateral Account, the R&D Operating Account, the Leasing Collateral Account, the Leasing Operating Account, the Servicing Account and the Tax and Fee Account. In addition, the Borrower shall have granted to the Warehouse Agent, for the ratable benefit of the Warehouse Lenders, a first priority, perfected pledge of and security interest in each of such Accounts (with the sole exception of the Tax and Fee Account) and shall have executed and delivered each of the blocked account agreements in favor of the Warehouse Agent for the ratable benefit of the Warehouse Lenders, in the form attached hereto as Exhibit K, Exhibit L, Exhibit M, and Exhibit N, respectively, all in form and substance satisfactory to the Warehouse Agent, the Warehouse Lenders and their counsel.

     (j) The Borrower shall have delivered to the Warehouse Agent a list attached hereto as Exhibit O of all so-called one off purchasers or purchasers of pools of leases.

     (k) The Borrower shall have executed and delivered to the Warehouse Agent the Concentration Account Agreements in the form attached hereto as Exhibit E, in form and substance satisfactory to the Warehouse Agent and its counsel.

     (l) All of the representations and warranties of the Borrower in this Standstill Agreement shall be true and correct in all material respects.

     (m)  Each of the  Warehouse  Lenders  shall  have  obtained  any  necessary
     internal   approvals  or  authorizations  to  enter  into  this  Standstill
     Agreement.

     (n) Other than the Specified Defaults, no Default or Event of Default shall have occurred and be continuing or shall result from the execution of this Credit Agreement.

     (o) The Borrower shall have demonstrated to the Warehouse Agent and its financial advisors to their satisfaction that the R&D Collateral Account and the R&D Operating Account have been segregated from all other accounts of the Borrower and cash management system.

     (p) The Borrower shall have executed and delivered to the Warehouse Agent the closing certificate attached hereto as Exhibit P.

     21. Release. In further consideration of the execution by the Warehouse Agent and the Warehouse Lenders of this Standstill Agreement, the Borrower, on behalf of itself and each of its present and former principals, subsidiaries, parents, holding companies, affiliates, divisions, predecessors, stockholders, directors, officers, employees, agents, accountants, attorneys, and other representatives, each of the Loan Parties and all of the successors and assigns of each of the foregoing (collectively, the "Releasors"), hereby completely, voluntarily, knowingly, and unconditionally releases, acquits, and forever discharges (a) the Warehouse Agent, (b) each of the Warehouse Lenders, (iii) each of the present and former principals, subsidiaries, parents, holding companies, affiliates, divisions, predecessors, stockholders, directors, officers, employees, agents, accountants, attorneys, and other representatives of each of the foregoing, and (d) all of the successors and assigns of each of the foregoing (collectively, the "Releasees"), from any and all claims, actions, causes of action, demands, suits, debts, covenants, controversies, remedies, liabilities, damages, sums of money, accounts, reckonings, bonds, bills, specialties, variances, trespasses, judgments, extents, executions, rights, obligations, losses, undertakings, costs, expenses, attorneys' fees, setoffs, counterclaims, cross-claims, third-party claims, claims-over, reimbursement claims, indemnity claims, contribution claims, and demands of any and every type whatsoever, including, without limitation, any so-called "lender liability" claims or defenses (collectively, "Claims"), whether arising out of federal, state, provincial or local laws or regulations, statutes, rules or common law, whether in law or in equity, whether known or unknown, matured or unmatured, fixed or contingent, asserted or unasserted, disclosed or undisclosed, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, whether individual, class, derivative, representative, or in any other capacity, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world until the Standstill Agreement Effective Date, in any way concerning, relating to, or arising from (i) any of the Releasors, (ii) the Obligations, (iii) the Collateral, (iv) the Credit Agreement or any of the other Loan Documents, (v) the financial condition, business operations, business plans, prospects or creditworthiness of the Borrower, and (vi) the negotiation, documentation and execution of this Standstill Agreement and any documents relating thereto. Each of the Releasors knowingly grants such release notwithstanding that such Releasor may hereafter discover facts in addition to, or different from, those which that party now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and expressly waives any and all rights that any such Releasor may have under any statute, procedural rule, common law principle or equity which would limit the effect of the foregoing release to those Claims actually known or suspected to exist at the time of the Standstill Agreement Effective Date. The Releasors hereby acknowledge that they have been advised by legal counsel of the meaning and consequences of this release.

     22. No Course of Dealing. The execution and delivery of this Standstill Agreement shall not establish a course of dealing among the Warehouse Agent or any Warehouse Lender and the Borrower or in any other way obligate the Warehouse Agent or any Warehouse Lender to hereafter provide any further forbearance of any kind, to provide any further time for payment prior to the enforcement of their security or to provide any other financial accommodations to or on behalf of the Borrower.

     23. Corporate Authority and Binding Agreement. The execution, delivery and performance of this Standstill Agreement by the Borrower have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings or consents on its part are necessary to authorize the execution, delivery or performance of this Standstill Agreement. This Standstill Agreement has been duly executed and delivered by the Borrower and constitutes the valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights.

     24. Arm's Length Agreement. Each of the parties to this Standstill Agreement agrees and acknowledges that this Standstill Agreement has been negotiated in good faith, at arm's length, and not by any means forbidden by law.

     25. Injunctive Relief. The Borrower acknowledges and agrees that its covenants and obligations under this Standstill Agreement and the other documents, instruments and agreements executed herewith are integral to the Warehouse Agent's and Warehouse Lenders' realization of their rights against, and the value of their interest in, the Collateral, that a breach of any of the covenants and obligations of the Borrower hereunder or under the other documents, instruments and agreements executed in connection herewith shall entitle the Warehouse Agent and the Warehouse Lenders to injunctive relief and specific performance without the necessity of proving irreparable injury to the Warehouse Agent and the Warehouse Lenders or that the Warehouse Agent and the Warehouse Lenders do not have an adequate remedy at law in respect of such breach (each of which elements the Borrower admits exist) and, as a consequence, the Borrower agrees that each and every covenant and obligation applicable to it and contained in this Standstill Agreement or the other documents, instruments and agreements executed in connection herewith shall be specifically enforceable against it. The Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of its respective covenants under the other documents, instruments and agreements executed in connection herewith.

     26. Notices. Except as otherwise provided for herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any of the other communication with respect to this Standstill Agreement, such notice, demand, request, consent, approval, declaration or other communication shall be in writing (including, but not limited to, facsimile communication), and shall either be delivered in person, telecopied, telegraphed, sent by reputable overnight courier or mailed by first class mail, or registered or certified mail, return receipt requested, postage prepaid or provided for, addressed as follows:

     (a) If to the Warehouse Agent or any Warehouse Lender:

                           Fleet National Bank
                           Managed Asset Division
                           Mail Stop CTEH40221A
                           777 Main Street
                           Hartford, CT 06115
                           Attention:  Andrew J. Maidman
                           Facsimile:  (860) 986-2435

                           with copies to:

                           Fleet National Bank
                           Managed Asset Division-Legal Department
                           777 Main Street
                           Hartford, CT 06115
                           Attention:  Scott A. Lessne
                           Facsimile:  (860) 986-5076

                           -and-

                           Sidley & Austin
                           Bank One Plaza
                           Chicago, Illinois  60603
                           Attention: Jeffrey C. Steen
                           Facsimile: 312/853-7036
                           Phone:  312/853-7000

                           (b)  If to the Borrower, at:

                           LINC Capital, Inc.
                           303 E. Wacker Drive
                           Chicago, IL 60601
                           Attention:  Allen Palles
                           Facsimile:  (312) 946-7304

                           with copies to:

                           LINC Capital, Inc.
                           303 E. Wacker Drive
                           Chicago, IL 60601
                           Attention:  James G. Froberg
                           Facsimile:  (312) 946-7304

or at such other address as may be substituted by notice given as herein provided.

     27. Counterparts. This Standstill Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when the Warehouse Agent, each of the Warehouse Lenders, and the Borrower has executed one counterpart. Each of the parties hereto agrees that a signature transmitted to the Warehouse Agent or its counsel by facsimile transmission shall be effective to bind the party so transmitting its signature.

     28. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS STANDSTILL AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF) APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


     29. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.


     (a) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (b), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS STANDSTILL AGREEMENT OR ANY OF THE OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS EXECUTED IN CONNECTION HEREWITH, WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION
     (a) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (b) OTHER JURISDICTIONS. THE BORROWER AGREES THAT THE WAREHOUSE AGENT OR ANY WAREHOUSE LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST IT OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON OR ENTITY TO (i) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR (ii) REALIZE ON THE COLLATERAL, THE PLEDGED COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON OR ENTITY. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON OR ENTITY TO REALIZE ON THE COLLATERAL, THE PLEDGED COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON OR ENTITY HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (b). THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS STANDSTILL AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

     (c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS STANDSTILL AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS STANDSTILL AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (d) WAIVER OF BOND. THE BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL OR PLEDGED COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS STANDSTILL AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     (e) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS STANDSTILL AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF SECTIONS 19, 21, 24, 25, 28 AND 29, WITH COUNSEL OF ITS CHOICE AND IS FULLY AWARE OF THE LEGAL CONSEQUENCES AND EFFECTS OF AND HAS KNOWINGLY AGREED TO THE PROVISIONS HEREOF.

     30. Entire Agreement. This Standstill Agreement, including schedules and exhibits hereto, contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Standstill Agreement supersedes all prior or contemporaneous negotiations, promises, statements, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Standstill Agreement, all of which have become merged and finally integrated into this Standstill Agreement. Each of the parties understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Standstill Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Standstill Agreement not included or referred to herein and not reflected by a writing included or referred to herein. Any single or partial exercise of any right under this Standstill Agreement shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of this Standstill Agreement whatsoever shall be valid unless in writing signed by the Warehouse Agent and the Warehouse Lenders, and then only to the extent in such writing specifically set forth. All remedies contained in this Standstill Agreement or by law afforded shall be cumulative and all shall be available to the Warehouse Agent and the Warehouse Lenders until the Obligations have been paid in full. The failure of any party to enforce at any time any provision of this Standstill Agreement shall not be construed to be a waiver of such provisions, nor in any way to affect the validity of this Standstill Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Standstill Agreement shall be held to constitute a waiver of any other or subsequent breach. The provisions of this Standstill Agreement and the Loan Documents shall, to the extent reasonably possible, be construed consistently. In the event, however, of any irreconcilable inconsistency between the provisions of this Standstill Agreement and any Loan Document, the provisions of this Standstill Agreement shall control. In the event of any inconsistencies between the terms of this Standstill Agreement and any Exhibits or schedules delivered in connection herewith and attached hereto, the form and substance of this Standstill Agreement shall control.

     31. No Third-Party Beneficiaries. This Standstill Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successors and assigns, and is not intended to confer upon any other third party any rights or benefits.

     32. Joint Drafting of Standstill Agreement. The parties (directly and through their counsel) hereto have participated jointly in the negotiation and drafting of this Standstill Agreement. In the event an ambiguity or question of intent or interpretation arises, this Standstill Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Standstill Agreement.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Standstill Agreement has been duly executed as of the day and year first above written.

                                        LINC CAPITAL, INC.


                                        By: _________________________
                                                Name:
                                                Title:

                                        FLEET NATIONAL BANK, successor by merger to FLEET BANK, N.A., individually and as Warehouse Agent


                                        By: _________________________
                                                Name:
                                                Title:


                                        UNION BANK OF CALIFORNIA, N.A.


                                        By: _________________________
                                                Name:
                                                Title:


                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By: _________________________
                                                Name:
                                                Title:


                                        BANK ONE, NA


                                        By: _________________________
                                                Name:
                                                Title:

                                        EUROPEAN AMERICAN BANK


                                        By: _________________________
                                                Name:
                                                Title:


                                        KEYBANK NATIONAL ASSOCIATION


                                        By: _________________________
                                                Name:
                                                Title:


                                        NATIONAL CITY BANK


                                        By: _________________________
                                                Name:
                                                Title:


                                    EXHIBIT A

                              Intentionally Omitted


                                    EXHIBIT B

                              Intentionally Omitted


                                    EXHIBIT C

                    Form of Standstill Borrowing Base Report


                                    EXHIBIT D

                             Compliance Certificate


                                    EXHIBIT E

                        Concentration Account Agreements



                                    EXHIBIT F

               Form of Blocked Account Agreement-Servicing Account



                                    EXHIBIT G

                             Description of Accounts


                                    EXHIBIT H

                           Form of Redirection Notice


                                    EXHIBIT I

                                   Standby LC


                                    EXHIBIT J

                    July 31 Standstill Borrowing Base Report


                                    EXHIBIT K

            Form of Blocked Account Agreement-R&D Collateral Account


                                    EXHIBIT L

             Form of Blocked Account Agreement-R&D Operating Account


                                    EXHIBIT M

          Form of Blocked Account Agreement-Leasing Collateral Account


                                    EXHIBIT N

           Form of Blocked Account Agreement-Leasing Operating Account


                                    EXHIBIT O

           List of One-Off Purchasers or Purchasers of Pools of Leases

                                    EXHIBIT P

                               Closing Certificate

                                  Exhibit 99.3

AT THE COMPANY:
Allen P. Palles                          Eileen O'Brien
Executive VP & CFO                       SVP, Investor Relations
312-946-1000 x7308                       312-946-1000 x7478


FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 16, 2000


       LINC CAPITAL SIGNS FORBEARANCE AGREEMENT WITH LENDERS; SIGNS LETTER OF INTENT TO SELL ANALYTICAL INSTRUMENT RENTAL AND DISTRIBUTION BUSINESS


CHICAGO, October 16, 2000-LINC Capital, Inc. (LNCC), a specialty finance company, announced today that it has signed a forbearance agreement with its revolving credit facility lenders.

The company also announced that it recently completed sales of approximately $24 million of its owned and securitized lease portfolio. The proceeds of these sales were used to reduce indebtedness under the company's revolving credit facility and reduce the balance of the company's commercial paper securitization facility. The indebtedness under the revolving credit facility has been reduced to $76 million from $101 million on March 31, 2000. The outstanding balance of the commercial paper securitization facility has been reduced to approximately $122 million from $178 million at March 31, 2000.

In addition, the company announced that is has entered into a non-binding letter of intent to sell its analytical instrument rental and distribution business.
The sale is subject to the completion of due diligence and financing arrangements as well as execution of definitive binding agreements. The company also reported that it has ceased operations at its North Carolina-based LINC Internet Finance + Equipment division, but will continue to collect the receivables associated with this business unit.

Please refer to the company's Form 8K filed October 16, 2000 for additional information and the text of the forbearance agreement.


  The common stock of LINC Capital, Inc. can be traded on the Pink Sheets. For additional information go to www.pinksheets.com